Exhibit 1.1

EXECUTION COPY

9,000,000 shares

DELTEK, INC.

Common Stock

AMENDED AND RESTATED UNDERWRITING AGREEMENT

November 30, 2007

CREDIT SUISSE SECURITIES (USA) LLC,

As Representative of the Several Underwriters,

        Eleven Madison Avenue,

            New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Deltek, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 3,009,475 shares of its common stock, par value $0.001 per share (the “Securities”), and the stockholders listed in Schedule B hereto (the “Selling Stockholders”) also severally agree to sell to the Underwriters 5,990,525 shares of Securities (collectively, the “Firm Securities”) as set forth below. In addition, the Selling Stockholders severally agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,347,820 additional shares of Securities (the, “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” The Company and the Selling Stockholders hereby agree with the several Underwriters as follows:

2. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, the several Underwriters and the Selling Stockholders that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-142737) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:00p.m. (Eastern time) on October 31, 2007.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

“Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised Credit Suisse Securities (USA) LLC (“Credit Suisse”) that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule D to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, and also includes any road show as defined in Rule 433 (including any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though it is not required to be filed with the Commission).

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Subsidiary” means any corporation, association, partnership or other entity of which 50% or more of the voting power is owned or controlled, directly or indirectly, by the Company or which is otherwise consolidated in the Company’s financial statements.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (A) (I) On their respective Effective Dates, (II) on the date of this Agreement and (III) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any Subsidiary (as defined below) of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated October 29, 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule D to this Agreement to be included in the general disclosure package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Credit Suisse specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify Credit Suisse and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business in all material respects as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(vii) Subsidiaries. The entities listed on Schedule E hereto are the only direct and indirect Subsidiaries of the Company. Each Subsidiary of the Company has been duly incorporated, formed or organized and is an existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with power and authority (corporate and other) to own its properties and conduct its business in all material respects as described in the General Disclosure Package and the Final Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case except where the failure to be so qualified or in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the issued and outstanding equity interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each Subsidiary owned by the Company, directly or through Subsidiaries, are owned free from liens, encumbrances and defects, except for liens securing the Company’s obligations under the Credit Agreement dated as of April 22, 2005, among the Company, the lenders party thereto, and Credit Suisse, as administrative agent and as collateral agent for the Lenders (the “Credit Facility”).

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder (for which an effective consent, waiver or other similar agreement has not been obtained prior to the date hereof).

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus or as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance or sale of the Offered Securities.

(x) Registration Rights. Except (A) as set forth in (i) the Investor Rights Agreement by and among Deltek Systems, Inc., New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. and certain other persons who are signatories hereto dated as of April 22, 2005, (ii) the Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., a Virginia corporation, the persons listed on the signature pages hereto under the heading “Employees” and under the heading “deLaski Shareholder”, The Onae Trust, and New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. and (iii) the agreements listed in Schedule F the terms of which have been described in all material respects in the General Disclosure Package or (B) as otherwise disclosed in all material respects in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xi) Listing. The Offered Securities have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

(xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (A) for such consents, approvals, authorizations, orders or filings obtained or made prior to the date hereof or that will have been obtained prior to the First Closing Date, (B) for the filing of the Registration Statements, as applicable, and the order of the Commission declaring the Registration Statements effective, (C) as may be required under federal or state securities laws and (D) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of the Company to execute, deliver and perform the transactions contemplated by this Agreement.

(xiii) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries hold any material leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated (including the issuance and sale by the Company of the Offered Securities) will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary of the Company pursuant to, (A) the charter or by-laws (or similar organizational documents) of the Company or any such Subsidiary, (B) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties or (C) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or such Subsidiary is subject, provided, however, as to (C), except as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect or materially adversely affect the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby.

(xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws (or similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Options Granted. Each of the Offered Securities of a Selling Stockholder that will be issued to such Selling Stockholder on a Closing Date upon the exercise by such Selling Stockholder of an option (an “Underlying Option Share”, and the option associated with such Underlying Option Share is referred to herein as a “Subject Option”) is identified on Schedule C hereto. All Subject Options have been duly authorized, granted and issued by the Company to the applicable Selling Stockholders pursuant to and in accordance with the terms of the Company’s 2005 Stock Option Plan or 2007 Stock Incentive and Award Plan, as the case may be. All Subject Options have vested or will be accelerated in vesting in accordance with applicable terms and have not expired and will be exercisable by the applicable Selling Stockholders into the number of Underlying Option Shares identified on Schedule C hereto.

(xviii) Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the lack thereof does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that, in any such case, does have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xx) Possession of Intellectual Property. The Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) that are either necessary or material to the conduct of the business that the Company and its Subsidiaries now conduct or propose to conduct in the General Disclosure Package. Furthermore, the expected expiration of any such Intellectual Property Rights does not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company, any of its Subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) – (vi) such as would not, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxi) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, license, permit, decision or order of any governmental agency, body or court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any on-site or off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim arising under or relating to any Environmental Laws, which violation, contamination, liability or claim does have or would be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain Material U.S. Federal Income Tax Considerations”, “Description of Capital Stock” and “Certain Relationships and Related Party Transactions”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects.

(xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the Final Prospectus or the General Disclosure Package are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate; provided, however that the Company makes no representation regarding the underlying data used by such sources where such underlying data was not provided to such source by the Company.

(xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. When the Company becomes a public company, the Company will maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the Company’s most recently audited fiscal year, the Company is not aware of (A) a material weakness, (B) change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), (C) any violation of, or failure to comply with, the Securities Laws, or (D) any other matter involving internal controls, provided, however, as to each of (B) and (D), except as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect. The Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules in all material respects to the extent such provisions apply to the Company.

(xxv) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge, threatened or contemplated.

(xxvi) Financial Statements. The financial statements, together with the related notes, included in each Registration Statement and the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods shown, and such financial statements, together with the related notes, have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with United States generally accepted accounting principles applied on a consistent basis (except as is disclosed in such financial statements and related notes); and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein. The historical summary and selected financial and statistical data in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited or unaudited financial statements included therein, except as otherwise stated therein. Deloitte & Touche LLP is an independent public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations thereunder.

(xxvii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the date of the latest audited financial statements included in the General Disclosure Package (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, (B) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and (D) neither the Company nor any of its Subsidiaries has incurred obligations or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which are or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, except for liabilities, obligations, transactions or contracts that are disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or otherwise are reflected in such latest audited financial statements.

(xxviii) Investment Company Act. The Company is not and, after giving effect to the issuance and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxix) Insurance. The Company and its Subsidiaries carry insurance in such amounts and covering such risks as the Company reasonably considers adequate for the business in which they are engaged, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(xxx) Tax Filings The Company and its Subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect; and, except as set forth in the General Disclosure Package, the Company and its Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and that either (i) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) for which they have provided adequate reserves.

(xxxi) ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its

Subsidiaries makes, or since January 1, 1997, has made, a contribution and in which any employee of the Company or any of its Subsidiaries is or has been a participant. Except as when noncompliance does not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to such plans, the Company and its Subsidiaries are in compliance with all applicable provisions of ERISA.

(xxxii) Compliance with Various Laws and Regulations. The Company and its Subsidiaries have not, or, to the knowledge of the Company, has any director, officer, agent, employee or other person or acting on behalf of the Company or its Subsidiaries, (A) taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law in the jurisdictions in which they conduct business, including without limitation the Foreign Corrupt Practices Act of 1977, as amended (collectively the “Applicable Anti-Bribery Laws”) or , (B) used any of the funds of the Company or its Subsidiaries with an unlawful purpose or in an unlawful manner for any contribution, gift, entertainment or other expense relating to political activity or as a means to permit the Company or any of its Subsidiaries to obtain any concession in contravention of any applicable laws, made any direct or indirect payment to any foreign or domestic government official (or “foreign official”, as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended) or employee in contravention of any Applicable Anti-Bribery Laws from any of the funds of the Company or its Subsidiaries, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in contravention of Applicable Anti-Bribery Laws or (C) taken any action, directly or indirectly, that would result in a violation by such persons of (i) anti-money laundering laws, including applicable federal or state laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the PATRIOT Act, the Bank Secrecy Act, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (ii) laws and regulations imposing U.S. economic sanctions measures, administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), including any Executive Order issued thereunder or the list of Specially Designated Nationals and Blocked Persons maintained by OFAC.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i) Valid and Unencumbered Title. Upon the consummation of the transactions contemplated herein, and, with respect to each Selling Stockholder identified on Schedule C hereto as holding Subject Options (an “Option Holding Selling Stockholder”), upon the exercise by such Option Holding Selling Stockholder of Subject Options, such Selling Stockholder will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and, upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date, subject to any interests created by the several Underwriters.

In the event that such Selling Stockholder is an Option Holding Selling Stockholder, such Option Holding Selling Stockholder has valid and unencumbered title to all Subject Options listed next to such Selling Stockholder’s name on Schedule C hereto as being held by such Option Holding Selling Stockholder; and all such Subject Options have vested or will be accelerated in vesting in accordance with applicable terms and have not expired and will be exercisable by such Option Holding Selling Stockholder.

Except with respect to Option Holding Selling Stockholders, such Selling Stockholder has, and will have, on each Closing Date, valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Closing Date; and upon the delivery of and payment for the Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on such Closing Date, subject to any interests created by the several Underwriters.

(ii) Power and Authority. Such Selling Stockholder has, and will have on each Closing Date, the full right (corporate, partnership or individual, as applicable), power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided herein.

(iii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the sale by such Selling Stockholder of the Offered Securities, except (A) for such consents, approvals, authorizations, orders or filings obtained or made prior to the date hereof or that will have been obtained prior to the First Closing Date, (B) for the filing of the Registration Statements, as applicable, and the order of the Commission declaring the Registration Statements effective, (C) as may be required under federal or state securities laws and (D) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform the transactions contemplated by this Agreement.

(iv) Authorization of Agreement. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

(v) Custody Agreement and Power of Attorney. With regard to the stockholders designated as “deLaski Stockholders” in Schedule B hereto (the “deLaski Stockholders”), the stockholders designated as “Other Stockholders” in Schedule B hereto (the “Other Stockholders”) and the stockholders designated as “Management Stockholders” in Schedule B hereto (the “Management Stockholders”) (A) such Selling Stockholder has, and will have on each Closing Date, the full right (corporate, partnership or individual, as applicable), power and authority to enter into the Custody Agreement (the “Custody Agreement”) signed on behalf of such Selling Stockholder and Computershare Inc., as Custodian (the “Custodian”), relating to the deposit of the Offered Securities to be sold by such Selling Stockholder and the Power of Attorney (“Power of Attorney”) appointing certain individuals as such Selling Stockholder’s attorneys-in-fact (“Attorneys-in-Fact”) to the extent set forth therein and relating to the transactions contemplated hereby; and (B) such Selling Stockholder has duly executed and delivered the Custody Agreement and the Power of Attorney, which are valid and binding agreements of such Selling Stockholder, enforceable in accordance with their term, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated by such Selling Stockholder (including the sale by such Selling Stockholder of the Offered Securities) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (A) the charter or by-laws (or similar organizational documents) of such Selling Stockholder, (B) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties or (C) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, provided, however, as to (C), except as does not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or adversely affect in any material respect the ability of such Selling Stockholder to consummate the transactions contemplated hereby.

(vii) General Disclosure Package. With regard to the New Mountain Stockholders, the deLaski Stockholders and the Other Stockholders (as listed in Schedule B attached hereto), as of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent that any such statement in or omission from any Statutory Prospectus or any Issuer Free Writing Prospectus is made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein.

(viii) General Disclosure Package with Regard to Management Stockholders. With regard to the Management Stockholders (as listed in Schedule B attached hereto), As of the Applicable Time, to the knowledge of the Management Stockholders, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(viii) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus or as contemplated by this Agreement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.

(ix) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder of such Selling Stockholder) is a party, which are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(x) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading with respect to the information such Selling Stockholder has furnished as identified in Section 8(b) hereof, in the light of the circumstances under which they were made, such Selling Stockholder will promptly notify the Company and Credit Suisse of such change.

(xi) No Stabilization or Manipulation. Each Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Offered Securities.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the several Selling Stockholders, at a purchase price of $16.74 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

Certificates in negotiable form for the Offered Securities to be sold by the deLaski Stockholders, the Management Stockholders (as listed in Schedule B attached hereto) and the Other Stockholders hereunder have been placed in custody pursuant to the Custody Agreements. Each such Selling Stockholder agrees that the shares represented by the certificates held in custody for it under its Custody Agreement are subject to the interests of the Underwriters hereunder, that, except to the extent set forth in the Custody Agreement, the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or, in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company, the Custodian and the New Mountain Stockholders will deliver the Firm Securities to or as instructed by Credit Suisse for the accounts of the several Underwriters in a form reasonably acceptable to Credit Suisse against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the (1) Company in the case of the Firm Securities sold by the Company, (2) the Custodian in the case of the Firm Securities sold by the deLaski Stockholders, the Management Stockholders and the Other Stockholders and (3) the New Mountain Representative (as defined below) in the case of Firm Securities sold by the New Mountain Stockholders, in each case at the New York, New York office of Cravath, Swaine & Moore LLP, at 10:00 a.m., New York time, on November 6, 2007, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities will be in such denominations and registered in such names as Credit Suisse shall request.

In addition, upon written notice from Credit Suisse given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase, the numbers of shares of Optional Securities obtained by multiplying the number of shares of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares of Optional Securities set forth opposite the names of such Selling Stockholders, as the case may be, in Schedule B hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of shares of Optional Securities (subject to adjustment by Credit Suisse to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase the Optional Securities is given. The Custodian and the New Mountain Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Credit Suisse for the accounts of the several Underwriters in a form reasonably acceptable to Credit Suisse against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to (1) the Custodian in the case of the Optional Securities sold by the deLaski Stockholders, the Management Stockholders and the Other Stockholders and (2) the New Mountain Representative (as defined below) in the case of Optional Securities sold by the New Mountain Stockholders, in each case at the New York, New York office of Cravath, Swaine & Moore LLP. The Optional Securities being purchased on each Optional Closing Date will be in such denominations and registered in such names as Credit Suisse requests upon reasonable notice prior to such Optional Closing Date. On each Closing Date, the following actions shall be deemed to occur simultaneously, with the time of such occurrence on each Closing Date referred to as the “Closing:” (1) the issuance by the Company of Offered Securities obtained upon the exercise of Subject Options; (2) the delivery of Firm Securities or Optional Securities, as applicable; and (3) payment for the Firm Securities or Optional Securities, as applicable.

The Company and the Selling Stockholders hereby confirm their engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated as, and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the Underwriters and the Selling Stockholders that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by Credit Suisse, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to Credit Suisse of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act, but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse, which consent shall not be unreasonably withheld or delayed.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise Credit Suisse of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent (except as required by law or as covered by paragraph (c) of this section), which consent shall not be unreasonably withheld or delayed; and the Company will also advise Credit Suisse promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceeding in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use all commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will promptly prepare and file with the Commission, and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon the reasonable request of Credit Suisse, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit Suisse’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the day after the date the Company is required to file its Form 10-Q for the fourth fiscal quarter following the fiscal quarter that includes such Effective Date except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the 90th day after the end of such fourth fiscal quarter.

(e) Furnishing of Prospectuses. The Company will furnish to Credit Suisse copies of each Registration Statement (five of which will be photocopies of such signed Registration Statement and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the application of Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as Credit Suisse requests. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Payment of Expenses. The Company will pay all expenses incidental to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse reasonably designates and the preparation and printing of memoranda relating thereto, the filing fee incident to the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the Offered Securities, costs and expenses of the Company’s officers and employees relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the cost of any chartering of airplanes, the Company’s fees and expenses incident to listing the Offered Securities on The NASDAQ Global Market, the Company’s fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to the Underwriters and to investors or prospective investors.

(h) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other arrangement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse, except (A) issuances of Securities pursuant to the exercise of options outstanding on the date hereof, (B) grants, offers, sales, or issuances of Securities (including grants of restricted Securities) or options to acquire Securities pursuant to an employee benefit plan in effect on the date hereof, (C) issuances of Securities pursuant to the exercise of such options, (D) the filing of any registration statement on Form S-8 (including a reoffer prospectus prepared in accordance with Part I of Form S-3) relating to securities described in clauses (A), (B), or (C) above, and (E) offers, sales and issuances of up to 10% of the Securities outstanding at the time of the issuance as consideration or partial consideration for acquisitions of businesses and provided, further, that the recipients receiving common stock in connection with such acquisitions agree in writing with the Representatives to the restrictions in Exhibit C hereto and represent to the Representatives that they have not transferred to another, in whole or in part, any economic consequence of ownership of such shares of common stock prior to the consummation of such acquisition. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, each Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on each such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. Credit Suisse shall have received a letter, dated as of the date hereof and as of each Closing Date, of Deloitte & Touche LLP confirming, in each case, that it is an independent registered public accounting firm within the meaning of the Securities Laws and substantially in the form of Schedule G hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule G hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by Credit

Suisse. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholders or Credit Suisse, shall be threatened by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of Credit Suisse, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Credit Suisse, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on either such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. Credit Suisse shall have received an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, Squire, Sanders & Dempsey L.L.P., counsel to the Company and certain Selling Stockholders, and David R. Schwiesow, Senior Vice President, General Counsel and Secretary of the Company, which form of opinions are set forth in Schedule H hereto.

(e) Opinion of Counsel for Selling Stockholders. Credit Suisse shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP and Squire Sanders & Dempsey L.L.P., counsels for certain of the Selling Stockholders, in the form set forth on Exhibit A and B hereto, respectively.

(f) Opinion of Counsel for Underwriters. Credit Suisse shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as Credit Suisse may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. Credit Suisse shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that, to their knowledge after reasonable investigation,: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) and Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) Lock-up Agreements. On or prior to the date hereof, Credit Suisse shall have received lock-up letters from (i) each of the executive officers and directors of the Company and (ii) each of the Selling Stockholders who owns or has the right to acquire an aggregate of 20,000 shares of common stock or more (including vested options to acquire shares of common stock) at the date of the offering.

(i) Tax Information for Selling Stockholders subject to the Custody Agreement. For such Selling Stockholders who are subject to the Custody Agreement, the Custodian will deliver to Credit Suisse a letter stating that it will deliver to each deLaski Stockholder, Management Stockholder and Other Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(j) Tax information for New Mountain Stockholders. To avoid a 28% backup withholding tax, each New Mountain Stockholder will deliver to Credit Suisse a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Company and the Selling Stockholders will furnish Credit Suisse with such conformed copies of such opinions, certificates, letters and documents as Credit Suisse reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or the General Disclosure Package, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Credit Suisse specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in subsection (c) below.

In addition to and without limitation of the Company’s obligation to indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated as an Underwriter, the Company agrees to indemnify and hold harmless the Independent Underwriter, its affiliates and selling agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.

(b) Indemnification of Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus or the General Disclosure Package, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Credit Suisse by or on behalf of such Selling Stockholder specifically for use therein, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission or any such alleged untrue statement or omission as such expenses are incurred; provided, however, that the liability of each Selling Stockholder shall not exceed the amount of the aggregate gross proceeds to such Selling Stockholder from the sale of Offered Securities by such Selling Stockholder hereunder, after deducting underwriting discounts and commissions but before out-of-pocket expenses. Each Selling Stockholder confirms as to itself, and the Company and the Underwriters acknowledge, that the information appearing in the table in the section entitled “Principal and Selling Shareholders” under the headings “Beneficial Owner,” “Shares Beneficially Owned Prior to this Offering – Number” and “Number of Shares Being Offered,” “Shares Beneficially Owned After the Offering – Number,” and in the footnotes related to such information pertaining to such Selling Stockholder in the section entitled “Principal and Selling Shareholders” constitute the only information concerning such Selling Stockholder furnished in writing to the Company by such Selling Stockholder for inclusion in the Registration Statement and the Statutory Prospectus (“Selling Stockholder Information”).

In addition to and without limitation of each Selling Shareholder’s obligation to indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated as an Underwriter, each New Mountain Stockholder also agrees to indemnify and hold harmless the Independent Underwriter, its affiliates and selling agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities; provided, however, that the liability of each New Mountain Stockholder, shall not exceed the amount of the aggregate gross proceeds to such New Mountain Stockholder from the sale of Offered Securities by such New Mountain Stockholder hereunder, after deducting underwriting discounts and commissions but before out-of-pocket expenses.

(c) Indemnification of Company and Selling Stockholders. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through Credit Suisse specifically for use therein, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in any Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or the General Disclosure Package furnished by or on behalf of each Underwriter: the second paragraph concerning the roles of the underwriters in this offering, the fifth paragraph concerning the public offering price, concessions and discounts under the caption “Underwriting,” the eighth paragraph (concerning discretionary accounts) under the caption “Underwriting,” the information concerning other business relationships contained in the thirteenth paragraph under the caption “Underwriting,” the second, third, fourth and fifth sentence of the fourteenth paragraph under the caption “Underwriting,” information concerning stabilizing and other transactions in the seventeenth paragraph under the caption “Underwriting,” the information concerning stabilizing and penalty bids in eighteenth paragraph under the caption “Underwriting,” and the nineteenth paragraph concerning the availability of electronic prospectuses under the caption “Underwriting”; provided, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(b) of this Agreement.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify an indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party; provided, that, in the case of the Company or New Mountain Shareholders, if indemnity is sought pursuant to 7(a) or (b), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a “qualified independent underwriter” and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate net proceeds from the offering (net of expenses and underwriting discounts and commissions) to such Selling Stockholder from the sale of Offered Securities by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(f) Control Persons. The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

(g) Selling Stockholders’ Liability. The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2(b) hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such Selling Stockholder in such Selling Stockholders’ sale of Offered Securities to the Underwriters as contemplated by this Agreement. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and (i) if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to Credit Suisse at Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, N.Y. 10010, Attention: LCD-IBD, or if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 13880 Dulles Corner Lane, Herndon, VA 20171-4600 , Attention: General Counsel, or if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to their counsel at Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, NY 10017, Attention: Vincent Pagano, Jr. and Squire, Sanders & Dempsey L.L.P., at 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Jeffrey Margulies; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters and Selling Stockholders. Credit Suisse will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by Credit Suisse will be binding upon all the Underwriters. New Mountain Partners II, L.P., a Delaware limited partnership, New Mountain Affiliated Investors II, L.P., a Delaware limited partnership, and Allegheny New Mountain Partners, L.P., a Delaware limited partnership, and each of them (individually and collectively, the “New Mountain Representative”), will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by the New Mountain Representative will be binding upon all the Selling Stockholders.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Stockholders on other matters;

(b) Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arm’s-length negotiations with Credit Suisse and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Stockholders.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Consent to Jurisdiction. The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with Credit Suisse’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,
DELTEK, INC.

By	/s/ David R. Schwiesow
Name: Title:	David R. Schwiesow Senior Vice President, Secretary and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representative of the several Underwriters.
CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Malcolm Price
Name: Malcolm Price Title: Managing Director

NEW MOUNTAIN PARTNERS II, L.P. By: New Mountain Investments, L.L.C. Its: General Partner

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky Title: Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P. By: New Mountain Investments II, L.L.C. Its: General Partner

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky Title: Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P. By: New Mountain Investments II, L.L.C. Its: General Partner

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky Title: Managing Member

*
Albert A. Notini

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Anthony P. G. Welsh

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Brian E. Daniell and Michelle R. Daniell JTWROS

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Catherine R. Henry and Douglas M. Henry JTWROS

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Cynthia S. Kalkwarf

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Kenneth D. deLaski & Tena R. deLaski Trustees Dana Nancy deLaski Irrevocable Trust

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Kenneth D. deLaski & Tena R. deLaski Trustees Daphne Jean deLaski Irrevocable Trust

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David deLaski

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David P. Sample

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David Schwiesow

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David W. Marvin

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Debra K. White

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Donald deLaski 2007 Grantor Retained Annuity Trust, dated October 12, 2007

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Douglas P. Kern

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Edward G. Muldrow

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Eric F. Brown

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Eric J. Brehm

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Gary W. Troop

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Holly C. Kortright

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James C. Reagan

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James H. Price

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Janet Perna

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Jeffery K. Woerner

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Cherryl A. Watson & Jeffrey P. Watson JTWROS

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Kathleen deLaski Grubb

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Kathleen Grubb (a.k.a. Kathleen deLaski) & Edward Grubb JTWROS

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Kenneth E. deLaski

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Carolyn Parent

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Kevin T. Parker

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Margaret F. Flaherty

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Michael A. Scopa & Shannon D. Scopa JTWROS

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Michael D. Klaus

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Nanci Caldwell

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Patricia A. Kelly

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Richard A. Miller, III

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Richard P. Lowrey

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Richard S. Wilkinson

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Robert P. Stalilonis & Angele M.C. Patenaude JTWROS

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Scott A. DeFusco & Veronique P. DeFusco JTWROS

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Scott K. Schneider, Jr.

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Scott-Patlan, Inc.

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Sean M. Hickey

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Stephen C. Cook

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Stephen F. Seaman, Jr. and Juli S. Seaman JTWROS

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Tena Renken deLaski Revocable Trust, dated February 25, 1997, as amended

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The Elizabeth C. Waksmunski Revocable Trust

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Timothy J. Bailey

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Timothy K. Hannon & Eileen M. Hannon JTWROS

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William Clark

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Janet Alving

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Michael L. Angles

*
Kathryn Arakaki

*
Edmund J. Bakon

*
Lisbeth Bell

*
Jami Benson

*
Nicholas T. Bettis

*
Lois A. Born

*
Sheila A. Boudreau

*
Art Brault

*
Lynette Bryan

*
Mary R. Burden

*
Patrice M. Cappello

*
Lutricia Carlson

*
Andrew Christenson

*
Gina Cicerone

*
Kenneth Randall Cole

*
Jeff Coyle

*
Debbie Crum

*
Kirk S. Cummins

*
Cristal A. Dakeman

*
Anthony J. D’Ambrisi

*
Susan M. Daniels

*
Wanda L. Diehl

*
Stephen Divers

*
Ashley S. Dunn

*
John Eckroth

*
Susan Eggleston

*
John M. Emory

*
Jerry Lee Evans, Jr.

*
Jennifer H. Felix

*
Matthew H. Fogo

*
Stefanie Fox

*
Darrell L. Goetz

*
Mary Gostel

*
Rachel Hammes

*
Mark Hoatson

*
Brian J. Hockenberry

*
David E. Horan

*
Anne Jensen

*
Devra Kann

*
Patricia Kennington

*
Rumman I. Khan

*
David Kirby

*
John F. Kolakowski

*
Jozsef Komlodi

*
Rajeev Kumar

*
Khanh Lam

*
Kimberly L. Latkiewicz

*
Ray A. Lazarine

*
Sandra Waters-Levy

*
Scott Lezberg

*
Penelope H. Long

*
Richard Lowenstein

*
Greg D. Luczyk

*
Greg Mancusi-Ungano

*
Mary Martinisko

*
Kim McAuliffe

*
James McCarthy

*
Marianne Meagher

*
Adnan Mufti

*
Brian P. Murphy

*
Scott Hull Musson

*
Dinesh Nagaraj

*
The Onae Trust, Alvaro Pascotto, Trustee

*
Evelyn L. Osmond

*
Robert John Owen

*
Philip W. Parry

*
Ronald Patrick

*
Elizabeth Peck

*
Darryl Pettinelli

*
Kanittha Pierpoint

*
John C. Pitsenberger

*
Pamela Potts

*
Laurie Powers

*
Caroline Proctor

*
Susan Pucciano

*
Lisa Rabideau

*
Daniel Reese

*
Patricia A. Remacle

*
Ron Ritsick

*
Kay Robinson

*
James Rogers

*
Ruthanne Schulte

*
Stephen F. Seaman, Jr. and Juli S. Seaman JTWROS

*
Nancy Selander

*
Joseph H. Shepherd

*
Stephen Sisak

*
Lee Slivinski

*
Shane S. Smith

*
David J. Spille

*
Lori Springston

*
Jordan B. Stewart

*
Brian Sullivan

*
Jack Tirella

*
Dmitri Tyles

*
Charles Ungashick

*
Parveen Varma

*
Paul W. Vince

*
Susan Warner

*
Dale Wastler

*
Terri Wheeler

*
Robert M. Wilson

*
Edward S. Zanaty

NEW MOUNTAIN PARTNERS II, L.P. By: New Mountain Investments II, L.L.C. Its: General Partner

*By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	As Attorney-in-Fact for the Selling Stockholders listed above

37